Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of PCS Edventures!.Com, Inc. pertaining to the 2004 Non-Qualified Stock Option Plan of our report dated June 26, 2003, with respect to the consolidated financial statements of PCS Edventures!.Com, Inc. included in its Annual Report (Form 10-KSB) for the year end March 31, 2003, filed with the Securities and Exchange Commission.



/S/ HJ & ASSOCIATES, LLC



HJ & Associates, LLC
Salt Lake City, UT
May 17, 2004